Exhibit 10.52

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of June, 2022 by and between SILICON VALLEY BANK (“Bank”) and Q32 BIO INC., a Delaware a corporation (“Borrower”) whose address is One Broadway, 11th Floor, Cambridge, Massachusetts 02142.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 11, 2020, as amended by that certain First Amendment to Loan and Security Agreement between Borrower and Bank dated as of December 30, 2021 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13.1 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“ “Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) equal to the aggregate original principal amount of the Term Loan Advance extended by Bank to Borrower hereunder, multiplied by four percent (4.0%), due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the payment in full of the Term Loan Advance, (c) as required by 2.1.1(d) or 2.1.1(e), or (d) the termination of this Agreement.”

“ “Prepayment Premium” shall be an additional fee, payable to Bank, with respect to the Term Loan Advance, in an amount equal to:

(a) for a prepayment of the Term Loan Advance made on or prior to the first (1st) anniversary of the Second Amendment Effective Date, Seven Hundred Fifty Thousand Dollars ($750,000.00);

(b) for a prepayment of the Term Loan Advance made after the first (1st) anniversary of the Second Amendment Effective Date, but on or prior to the second (2nd) anniversary of the Second Amendment Effective Date, Two Hundred Fifty Thousand Dollars ($250,000.00); and

(c) for a prepayment of the Term Loan Advance made after the second (2nd) anniversary of the Second Amendment Effective Date, but on or prior to the Term Loan Maturity Date, Zero Dollars ($0.00).

Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, the Prepayment Premium shall be waived by Bank, if Bank closes on the refinance and redocumentation of this Agreement (in its sole and absolute discretion) prior to the Term Loan Maturity Date.”

“ “Repayment Schedule” means the period of time equal to twenty-four (24) consecutive calendar months.”

“ “Term Loan Amortization Date” is January 1, 2023.”

“ “Term Loan Maturity Date” is December 1, 2024.”

2.2 Section 13.1 (Definitions). The Loan Agreement is amended by inserting the following new term and its respective definition to appear alphabetically in Section 13.1 thereof:

“ “Second Amendment Effective Date” is June 30, 2022.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

5. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of December 30, 2021, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto (other than Bank), and (b) Borrower’s payment to Bank of Bank’s reasonable documented legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		Q32 BIO INC.

By:	/s/ Michael Broxson	By:	/s/ John Sansone
Name:	Michael Broxson	Name:	John Sansone
Title:	Chief Executive Officer	Title:	Vice President

NY: 2405058